Contact:	Curtis Garner
Chief Financial Officer
Otelco Inc.
205-625-3571
Curtis@otelcotel.com

Otelco Reports Fourth Quarter and Year 2006 Results

ONEONTA, Alabama (Feb. 15, 2007) - Otelco Inc. (AMEX: OTT; TSX: OTT.un), the sole wireline telephone services provider in several rural communities in Alabama, Maine and Missouri, today announced results for its fourth quarter and year ended December 31, 2006. Key quarterly highlights for Otelco include:

•	Total revenues of $17.4 million.
•	Operating income of 5.1 million.
•	Adjusted EBITDA (as defined below) of $8.7 million.

“The fourth quarter and the year reflected continued growth as we completed the integration of our Mid-Maine acquisition,” said Mike Weaver, President and Chief Executive Officer of Otelco. “Total revenue increased 46.8% in the fourth quarter and 22.6% for the year, reflecting the acquisition and our growth in bundled customers, long distance and digital high-speed access, as well as competitive subscribers in Maine. Adjusted EBITDA (as defined below) increased $1.6 million for the quarter and $2.9 million for the year.

“Our subscriber metrics showed continued growth in competitive customers, digital high-speed access and multi-service bundles,” added Weaver. “Our bundled service offerings have proven to be very attractive to our residential customers in Alabama with over 30% accepting one of our offers in the first year. Our access lines grew by 0.7% in the fourth quarter, reflecting a 4.0% increase in our CLEC lines and a 0.5% decrease in our traditional markets.

“Our prospects for 2007 are exciting as our marketing plans include the expansion of our bundled services for telephone, unlimited long distance services, cable television and digital high-speed Internet,” continued Weaver. “We introduced the bundled plans in our Missouri market in December with some 12% of our residential customers accepting a bundle of services. We plan to add this offering in our Maine ILEC market later this year. In our CLEC operations in Maine, we are concentrating our efforts on obtaining businesses with multiple locations in the areas we serve. Our operating plans include upgrading our cable systems in order to offer a high definition package, expanding the use of our new Alabama soft switch and continuing the expansion of our digital high-speed Internet services.

“We remain very focused on executing our business plan and generating cash flows, allowing us to return cash back to our shareholders. We will also continue to pursue accretive acquisition opportunities that allow us to profitably grow our business, like Mid-Maine,” Weaver concluded. “For 2006, Otelco approved the distribution of over $16.2 million to its Income Deposit Security (IDS) holders, representing combined interest and dividends of $1.68 per IDS.”

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Otelco Reports 2006 Results

Feb. 15, 2007

Distribution to IDS Holders

Each quarter, the Board will consider the declaration of dividends during its normally scheduled meeting. For the first quarter of 2007, the Board is meeting on February 22, 2007. The scheduled interest and any dividend declared will be paid on April 2, 2007 to holders of record as of the close of business on March 15, 2007. The interest payment will cover the period from December 30, 2006 through March 29, 2007.

Fourth Quarter and Year 2006 Financial Summary
(dollars in thousands, except per share amounts)

			Change
	4Q 2005	4Q 2006	Amount	Percent
Revenue	$11,843	$17,381	$5,538	46.8%
Operating income	$4,698	$5,084	$386	8.2%
Interest expense	$(4,570)	$(5,324)	$754	16.5%
Net loss available to stockholders	$(150)	$(772)	$(622)	(414.7)%
Basic net loss per share	$(0.02)	$(0.08)	$(0.06)	(300.0)%
Diluted net loss per share	$(0.01)	$(0.01)	$0.00	0%

Adjusted EBITDA(a)	$7,017	$8,661	$1,644	23.4%
Capital expenditures	$744	$1,955	$1,211	162.8%

	Year 2005	Year 2006	Amount	Percent
Revenue	$46,972	$57,589	$10,617	22.6%
Operating income	$19,439	$19,802	$363	1.9%
Interest expense	$(17,729)	$(20,082)	$2,353	13.3%
Net income available to stockholders	$1,792	$1,161	$(631)	(35.2)%
Basic net income per share	$0.19	$0.12	$(0.07)	(36.8)%
Diluted net income per share	$0.12	$0.18	$0.06	50.0%

Adjusted EBITDA(a)	$28,345	$31,288	$2,943	10.4%
Capital expenditures	$4,083	$5,618	$1,535	37.6%

Reconciliation of Adjusted EBITDA to Net Income

	Three months ended		Year ended
	December 31,		December 31,
	2005	2006	2005	2006
Adjusted EBITDA
Net income (Loss)	$(150)	$(772)	$1,792	$1,161
Add: Depreciation	1,976	2,836	7,749	9,527
Interest expense	4,061	4,796	16,097	17,698
Interest - caplet cost	127	212	258	756
Interest - loan cost amortization	382	316	1,374	1,628
Other non-operating income	--	--	--	(63)
Gain/Loss from investments	--	--	--	(2,687)
Income tax expense	404	(20)	1,011	1,211
Accretion expense	111	97	443	430
Change in fair value of derivative liability	(38)	616	(959)	278
Loan fees	29	19	117	95
Amortization	115	561	463	1,254
Adjusted EBITDA	$7,017	$8,661	$28,345	$31,288

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Otelco Reports 2006 Results

Feb. 15, 2007

(a) Adjusted EBITDA is defined as consolidated net income (loss) plus interest expense, depreciation and amortization, income taxes and certain non-recurring fees, expenses or charges and other non-cash charges reducing consolidated net income. It reflects actual results with no pro forma adjustments. Adjusted EBITDA is not a measure calculated in accordance with generally acceptable accounting principles (GAAP). While providing useful information, Adjusted EBITDA should not be considered in isolation or as a substitute for consolidated statement of operations data prepared in accordance with GAAP. The Company believes Adjusted EBITDA is useful as a tool to analyze the Company on the basis of operating performance and leverage. The definition of Adjusted EBITDA corresponds to the definition of Adjusted EBITDA in the indenture governing the Company’s senior subordinated notes and its credit facility and certain of the covenants contained therein. The Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

		Third	Year
		Quarter	End	% Change
Key Operating Statistics	2005	2006	2006	Quarter	Year
Access line equivalents (1)
Residential access lines	24,541	29,963	29,832	(0.4)%	21.6%
Business access lines	8,036	21,682	22,171	2.3%	175.9%
Access lines	32,577	51,645	52,003	0.7%	59.6%
Digital high-speed lines	6,314	11,298	11,951	5.8%	89.3%
Total access line equivalents	38,891	62,943	63,954	1.6%	64.4%

Long distance customers	14,438	21,088	21,370	1.3%	48.0%
Cable television customers	4,220	4,187	4,188	0.0%	(0.8)%
Dial-up internet customers	12,149	20,999	19,587	(6.7)%	61.2%

(1) We define access line equivalents as access lines, cable modems, and digital subscriber lines, including wholesale digital subscriber lines.

FINANCIAL DISCUSSION FOR FOURTH QUARTER AND YEAR 2006 (including the acquisition of Mid-Maine at July 3, 2006)

Revenue

Total revenues grew 46.8% in the three months ended December 31, 2006 to $17.4 million from $11.8 million in the three months ended December 31, 2005. Total revenues grew 22.6% in the year ended December 31, 2006 to $57.6 million from $47.0 million in the year ended December 31, 2005. The growth in revenue was primarily driven by the acquisition of Mid-Maine. Local services revenue grew 23.4% in the year ended December 31, 2006 to $21.5 million from $17.4 million in the year ended December 31, 2005. Total access line equivalents increased more than 25,000 during 2006, primarily from the acquisition of Mid-Maine and the growth in digital high-speed lines, partially offset by the loss of some second access lines used by customers for dial-up Internet access and wireline customer attrition. Network access revenue in the year ended December 31, 2006 grew 7.4% to $23.5 million from $21.9 million in the year ended December 31, 2005. Cable television revenue in the year ended December 31, 2006 increased 5.0% to $2.2 million from $2.1 million in the year ended December 31, 2005. Internet revenue in the year ended December 31, 2006 increased 53.0% to $8.5 million from $5.6 million in the year ended December 31, 2005. This increase included the acquisition of Mid-Maine and the addition of over 2,400 new digital high-speed Internet customers in Alabama and Missouri.

Operating Expenses

Operating expenses in the three months ended December 31, 2006 increased 72.1% to $12.3 million from $7.1 million in the three months ended December 31, 2005. Operating expenses in the year ended December 31, 2006 increased 37.2% to $37.8 million from $27.5 million in the year ended December 31, 2005. The increase was primarily attributable to the purchase of Mid-Maine, including amortization of intangible assets for its customer bases and a non-compete agreement. Cost of services increased 48.5% to $18.7 million in the year ended December 31, 2006 from $12.6 million in the year ended December 31, 2005. Selling, general and administrative expenses increased 23.3% to $8.3 million in the year ended

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Otelco Reports 2006 Results

Feb. 15, 2007

December 31, 2006 from $6.7 million in the year ended December 31, 2005. Depreciation and amortization increased 31.3% to $10.8 million in the year ended December 31, 2006 from $8.2 million in the year ended December 31, 2005.

Interest Expense

Interest expense increased 13.3% to $20.1 million in the year ended December 31, 2006 from $17.7 million in the year ended December 31, 2005, reflecting the additional senior debt associated with the acquisition of Mid-Maine, the increased non-cash caplet cost associated with our interest rate cap and amortization of loan costs, partially offset by the reduction in margin cost from 4.0% to 3.25% on all of our senior debt.

Adjusted EBITDA
Adjusted EBITDA for the three months ended December 31, 2006 was $8.7 million, an increase of 23.4% from $7.0 million the three months ended December 31, 2005. For the year ended December 31, 2006, EBITDA was $31.3 million, an increase of 10.4% from $28.3 million for the year ended December 31, 2005. See financial tables for a reconciliation of Adjusted EBITDA to net income.

Balance Sheet

As of December 31, 2006, the Company had cash and equivalents of $14.4 million and total long-term debt of $201.1 million. The fourth quarter distribution of $4.1 million in interest and dividends to our share owners occurred on January 2, 2007.

Capital Expenditures

Capital expenditures were $5.6 million for the year. The Company added DSL capacity, competitive customer specific equipment, a soft switch in Alabama and other upgrades to its network and switching facilities.

Fourth Quarter Earnings Conference Call

Otelco has scheduled a conference call, which will be broadcast live over the Internet, on Friday, February 16, 2007, at 11:00 a.m. ET. To participate in the call, dial 913-981-5533 and ask for the Otelco call 10 minutes prior to the start time. Investors, analysts and the general public will also have the opportunity to listen to the conference call free over the Internet by visiting the Company's Web site at www.otelco.net or www.earnings.com. To listen to the live call online, please visit the Web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live Web cast, a replay of the Web cast will be available on the Company's website at www.otelco.net or www.earnings.com for 30 days. A one-week telephonic replay may also be accessed by calling 719-457-0820 and using the passcode 6124763.

ABOUT OTELCO

Otelco Inc., headquartered in Oneonta, Alabama, provides wireline telephone services in portions of Alabama, Maine and Missouri. The Company’s services include local and long distance telephone, network access, transport, digital high-speed and dial-up Internet access, cable television and other telephone related services. With more than 63,900 access lines, cable modems and digital subscriber lines, which are collectively referred to as access line equivalents, Otelco is among the top 40 largest local exchange carriers in the United States based on number of access line. Otelco operates six incumbent telephone companies serving rural markets, or rural local exchange carriers, each of which can trace its history as a local telecommunications provider as far back as the early 1900s. It also provides competitive telephone services through several subsidiaries. For more information, visit the Company’s web site at www.otelco.net.

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Otelco Reports 2006 Results

Feb. 15, 2007

FORWARD LOOKING STATEMENTS
Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes”, “belief,” “expects,” ‘intends,” “anticipates,” “plans,” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission.

OTELCO INC.
Consolidated Balance Sheets

	As of	As of
	December 31, 2005	December 31, 2006
Assets
Current Assets
Cash and cash equivalents	$5,569,233	$14,401,849
Accounts receivable:
Due from subscribers, net of allowance
for doubtful accounts of $160,270 and
$207,359 respectively	1,212,909	3,105,636
Unbilled revenue	1,828,104	2,324,213
Other	1,482,171	1,685,144
Materials and supplies	932,861	1,962,938
Prepaid expenses	504,256	1,057,947
Income tax receivables	749,591	--
Deferred income taxes	872,675	766,225
Total current assets	13,151,800	25,303,952

Property and equipment, net	44,555,611	60,493,789
Goodwill	119,431,993	134,182,309
Intangible assets, net	1,588,079	11,340,806
Investments	1,108,249	1,240,250
Deferred financing costs	6,971,610	6,652,393
Interest rate cap	5,318,728	4,542,160
Deferred charges	--	96,628
Total assets	$192,126,070	$243,852,287

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$1,106,114	$1,658,911
Dividends payable	--	1,705,524
Accrued expenses	1,692,841	5,875,863
Advanced billings and payments	1,204,680	2,119,701
Customer deposits	213,524	197,496
Total current liabilities	4,217,159	11,557,495

Deferred income taxes	15,345,890	24,712,213
Other liabilities	192,769	187,037
Total deferred tax and other liabilities	15,538,659	24,899,250

Long-term notes payable	161,075,498	201,075,498
Derivative liability	1,830,095	2,107,877
Class B common convertible to senior
subordinated notes	3,655,454	4,085,033
Stockholders’ equity
Class A Common stock, $.01 par value-authorized
20,000,000 shares; issued and outstanding
9,676,733 shares	96,767	96,767
Class B Common stock, $.01 par value-authorized
800,000 shares; issued and outstanding
544,671 shares	5,447	5,447
Additional paid in capital	5,613,703	284,041
Retained deficit	(805,731)	(1,137,166)
Accumulated other comprehensive income	899,019	878,045

Total stockholders’ equity	5,809,205	127,134

Total liabilities and stockholders’ equity	$192,126,070	$243,852,287

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Otelco Reports 2006 Results

Feb. 15, 2007

OTELCO INC.
Consolidated Statements of Income

	Three Months Ended		Year-Ended
	December 31,		December 31,
	2005	2006	2005	2006

Revenues
Local services	$4,292,153	$6,464,074	$17,445,233	$21,523,406
Network access	5,584,262	6,632,111	21,873,485	23,481,490
Cable television	540,865	559,225	2,086,854	2,191,210
Internet	1,426,007	2,772,040	5,566,650	8,515,899
Transport	--	953,762	--	1,877,387
Total revenues	11,843,287	17,381,212	46,972,222	57,589,392

Operating expenses
Cost of services and products	3,255,118	6,226,772	12,611,499	18,727,806
Selling, general and administrative
expenses	1,798,263	2,673,308	6,710,542	8,277,449
Depreciation and amortization	2,091,972	3,397,044	8,211,552	10,781,333
Total operating expenses	7,145,353	12,297,124	27,533,593	37,786,588

Income from operations	4,697,934	5,084,088	19,438,629	19,802,804

Other income (expense)
Interest expense	(4,570,135)	(5,324,442)	(17,728,834)	(20,082,037)
Change in fair value of derivative	38,127	(615,478)	958,621	(277,782)
Other income	198,416	160,846	577,769	3,358,860
Total other expense	(4,333,592)	(5,779,074)	(16,192,444)	(17,000,959)

Income before income tax and
accretion expense	364,342	(694,986)	3,246,185	2,801,845

Income tax expense	(403,853)	19,966	(1,011,675)	(1,211,269)
Income (loss) before accretion expense	(39,511)	(675,020)	2,234,510	1,590,576

Accretion of Class B common
convertible to senior subordinated notes	(110,732)	(97,385)	(442,926)	(429,579)
Net income (loss) available to common
stockholders	(150,243)	(772,405)	1,791,584	1,160,997

Weighted average shares outstanding:
Basic	9,676,733	9,676,733	9,676,733	9,676,733
Diluted	10,221,404	10,221,404	10,221,404	10,221,404

Net income per share:
Basic	$(0.02)	$(0.08)	$0.19	$0.12
Diluted	$(0.01)	$(0.01)	$0.12	$0.18

Dividends declared per share	$0.18	$0.18	$0.71	$0.71

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Otelco Reports 2006 Results

Feb. 15, 2007

OTELCO INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	2005	2006
Cash flows from operating activities:
Net income	$1,791,584	$1,160,997
Adjustments to reconcile net income to cash
flows from operating activities:
Depreciation	7,748,687	9,527,319
Amortization	462,865	1,254,014
Interest rate caplet	258,291	755,594
Amortization of loan costs	1,373,747	1,627,960
Accretion expense	442,924	429,579
Change in fair value of derivative liability	(958,621)	277,782
Gain on disposition of other assets	--	(2,686,745)
Provision for deferred income taxes	2,072,614	983,786
Provision for uncollectible revenue	124,367	193,561
Changes in assets and liabilities; net of assets and
liabilities acquired:
Accounts receivables	(61,126)	(327,129)
Material and supplies	107,049	3,385
Prepaid expenses and other assets	33,531	(365,795)
Income tax receivables	(749,591)	1,037,395
Accounts payable and accrued liabilities	(1,754,002)	2,757,784
Advance billings and payments	63,667	(110,253)
Other liabilities	(10,561)	(22,029)
Net cash from operating a activities	10,945,425	16,497,205

Cash flows from investing activities:
Proceeds from retirement of investment	165,094	3,224,913
Deferred charges /acquisition	--	(44,296)
Purchase interest rate cap	--	--
Acquisition and construction of property and equipment	(4,083,222)	(5,618,295)
Cash paid for the purchase of Mid-Maine, net of cash acquired	--	(16,000,040)
Payments for the purchase of Mid-Missouri
Holding Corp, net of cash acquired	29,683	--
Payment for the purchase of Page & Kiser
Communications, Inc., net of cash acquired	252,418	--
Net cash from investing activities	(3,636,027)	(18,437,718)

Cash flows from financing activities:
Cash dividends paid	(6,822,097)	(5,116,572)
Proceeds from long-term notes payable	--	40,000,000
Loan origination costs and transaction cost	(324,613)	237,000
Repayment of long-term notes payable	--	(24,347,299)
Net cash from financing activities	(7,146,710)	10,773,129

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Otelco Reports 2006 Results

Feb. 15, 2007

OTELCO INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Continued)

	2005	2006
Net increase (decrease) in cash and cash equivalents	162,688	8,832,616
Cash and cash equivalents, beginning of period	5,406,545	5,569,233

Cash and cash equivalents, end of period	$5,569,233	$14,401,849

Supplemental disclosures of cash flow information:

Interest paid	$16,343,237	$14,284,165

Income taxes paid (received)	$(651,536)	$(698,336)

Dividends declared but not paid	$--	$1,705,524

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